EXHIBIT 10.17

No: ___________

Employment Agreement

Party A: Kaifeng Jufeel Biotechnology Co., Ltd

Legal representative: Zhang Rongxuan

Registered address: Free Trade Building A, Zhengkai Avenue No.296, Kaifeng District, Henan Free Trade Experimental Area.

Party B: Fu Wenxing

Gender: Male

Age: 39

Pursuant to General Principles of the Civil Law of the People's Republic of China, Contract Law of People's Republic of China and relevant provisions, Party A and Party B voluntarily sign this employment contract and abide by the items listed herein, after the consultant of both parties.

This contract is made in two copies, each party holds one copy.

I. Term of the contract

The contract is of fixed contract term, from October 1, 2016 to October 1, 2019 (probation period is terminated on x ).

II. Job duty and requirement

Party B is hired as vice president of Operations according the demand of Party A.

The job of Party B shall meet the standards of Relevant Company Management Provisions and Regulations .

1

III. Working hours and vacation

The working hours for Party B are Eight hours work schedule per day.

If Party A implements standard work schedule system, Party B shall work 8 hours per day, 40 hours per week.

If Party A implements Comprehensive work schedule system, Party B shall work at most 8 hours per day, the average work hours of each week at most 40 hours.

If Party A implements flexible working hour system, Party B could arrange the working hours by himself as long as the tasks from Party A can be finished.

Party A shall arrange Party B annual paid vacation and China's official holidays according to relevant state regulations.

IV. Salary

Party A shall Party B salary before the 15th of each month.

Party A shall pay Party B salary according to work performance system.

The standard salary of Party B is x RMB each month, of which the basic salary is RMB 7,000.

The salary of Party B is     x        RMB during probation period.

Other agreements on salary: beside the basic salary, over time pay and compensation shall be paid according to actual conditions.

During the down time that are not caused by Party B, Party A shall pay x RMB to Party B as living expenses or according to the relevant regulations of local labor department.

V. Insurance and welfare

Both parties shall pay social insurance premiums on schedule and in full amount (pension insurance, unemployment insurance, medical insurance, employment injury insurance, maternity insurance etc.) according to the relevant regulations of regional government and state.

2

The compensation of Party B shall be implemented with the relevant regulations of regional government and state, as if Party B is in the medical treatment period because of illness, work-related injuries, non-work injuries, or Party B is dead because of work or accident.

The compensation of female employees who are in gestation, perinatal period and lactation period shall be implemented with the relevant regulations of regional government and state.

VI. Company regulation

Party A shall start the training plan to employees according to company regulations, including: salary regulation, punishment and award regulation, safety production regulation, job training regulation etc.

Party B shall abide by the labor discipline and regulations; Party A have the rights to give punishment to Party B until the rescission of Employment Agreement, if Party B violates the regulations.

VII. Work protection and condition

Party A must provide Party B the working condition and safety equipment that meet the standard of the work safe and health condition listed in the relevant state regulations.

Party A must provide regular health examination for Party B according to relevant state regulations.

Party A must provide the special protections for female employees and underage workers according to relevant state regulations.

Party B shall abide by the safe operation regulations during the production process, and have the rights to refuse the unreasonable requirements and forcible risk task orders from the management officers of Party A.

Party A shall arrange the professional training for Party B, make sure that Party B have corresponding professional certificate, if Party A asks the Party B to start special operation.

3

VIII. Modification of the Employment Agreement

Party A could modify the contents of the contract according to the actual job needs, after communication with Party B and filing the Modification of Employment Agreement.

The Modification of Employment Agreement is made in two copies, each party holds one copy.

IX. Termination of the Employment Agreement and relevant compensation

The termination of the Employment Agreement and relevant compensation shall be implemented with the Chapter Ⅳ of the labor contract law of the People's Republic of China.

X. Liability of damage

Both parties agree to implement the liability of damage according to the Chapter Ⅶ of the labor contract law of the People's Republic of China.

XI. Other matters made by both Parties

XII. Dispute settlement

In the event of a dispute between Party A and Party B due to the performance of this contract, the parties may apply for labor arbitration in accordance with relevant laws and regulations.

XIII. If the unfinished matters or agreed terms of this contract are contrary to the relevant provisions of the state, the relevant state provisions shall be implemented.

Party A (seal）：	Party B (seal):

Legal representative/entrusted agent(seal)	Date of signing contract:

October 1, 2016

4